UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ABRAXAS ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	26-0144848
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Units representing limited partner interests	NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-144537

Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On September 24, 2007, Abraxas Energy Partners, L.P. (the “Registrant”) filed a registration statement on Form 8-A with the Securities and Exchange Commission to register its common units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Original Form 8-A”). The Original Form 8-A named the exchange on which the Registrant’s common units were to be registered as the “The American Stock Exchange.” The Registrant is filing this Amendment No. 1 to the Original Form 8-A to amend the designation of the exchange on which the common units are to be traded as the NASDAQ Stock Market. In addition, the address and phone number of the Registrant are now 18803 Meisner Drive, San Antonio, Texas 78258, (210) 490-4788. The Original Form 8-A is hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 9, 2009.

ABRAXAS ENERGY PARTNERS, L.P.

By:	ABRAXAS GENERAL PARTNER, LLC
Its:	General Partner

By:	/s/ Barbara M. Stuckey
Name: Barbara M. Stuckey
Title: President and Chief Operating Officer